                                                                      Exhibit 99

           WINTHROP RESIDENTIAL ASSOCIATES III, A LIMITED PARTNERSHIP
                            FORM 10-QSB JUNE 30, 1999


Supplementary information required pursuant to section 9.4 of the partnership agreement:

1. Statement of Cash Available for Distribution for the three months ended June 30, 1999:

         Net Income                                              $     266,000
         Add:     Depreciation and amortization                         46,000
                  Equity in loss of Local Limited
                     Partnerships                                       33,000
                  Distribution received from Local
                     Limited Partnership                                27,000
         Less:    Cash to reserves                                    (345,000)
                                                                 --------------
         Cash Available for Distribution                         $      27,000
                                                                 =============
         Distributions allocated to General Partners             $       2,000
                                                                 =============
         Distributions allocated to Limited Partners             $      25,000
                                                                 =============


2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended June 30, 1999:

             Entity Receiving                             Form of
               Compensation                            Compensation                      Amount
         -----------------------       -------------------------------------------     ----------

         General Partners              Interest in Cash Available for Distribution     $   2,000

         WFC Realty Co., Inc.
         (Initial Limited Partner)     Interest in Cash Available for Distribution     $       5





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